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                                                                    EXHIBIT 23-B


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated June 14, 1996, accompanying the consolidated financial statements of Bio-Dental Technologies Corporation and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended March 31, 1996 which is incorporated by reference in this Registration Statement and Proxy Statement/Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and the Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".


Grant Thornton LLP

Sacramento, California

November 21, 1996